Exhibit 11
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A of FIDELITY BEACON STREET TRUST:
 Fidelity Tax-Exempt Money Market Trust and Spartan New Jersey Municipal Money Market Portfolio of our reports dated November 28, 1995 and dated November 29, 1995, respectively, on the financial statements and financial highlights included in the October 31, 1995 Annual Reports to Shareholders of Fidelity Tax-Exempt Money Market Trust and Spartan New Jersey Municipal Money Market Portfolio, which are also incorporated by reference into the registration statement.
We further consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.
/s/PRICE WATERHOUSE LLP
   PRICE WATERHOUSE LLP
Dallas, Texas
December 13, 1995
TO BE USED IN A POST-EFFECTIVE AMENDMENT WHERE THERE ARE TWO OR MORE PROSPECTUSES COVERING FUNDS IN THE SAME TRUST (E.G., DEVONSHIRE TRUST).


CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. [ ] to the Registration Statement on Form N-1A of [TRUST NAME: FUND NAMES] of our reports dated [DATE OF OPINION] on the financial statements and financial highlights included in the [FISCAL YEAR END] Annual Reports to Shareholders of [FUND NAMES].
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
PRICE WATERHOUSE LLP
Boston, Massachusetts
[DATE HANDING OFF 485(b) FOR FILING]